As filed with the Securities and Exchange Commission on December 28, 2020

Registration No. 333-•

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIROM HEALTHCARE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Japan	8000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MEDIROM Healthcare Technologies Inc.
2-3-1 Daiba, Minato-ku
Tokyo 135-0091, Japan

Tel: +81-(0)3-6721-7364

Fax: +81-(0)3-6721-7365

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barbara A. Jones Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, CA 90067 Tel: (310) 586-7773 Fax: (310) 586-0273	Koji Ishikawa Greenberg Traurig Tokyo Law Offices Meiji Yasuda Seimei Building, 14F 2-1-1 Marunouchi, Chiyoda-ku Tokyo 100-0005, Japan Tel: +81(0)3-4510-2200 Fax: +81(0)3-4510-2201	Barry Grossman Sarah Williams Jessica Yuan Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333- 250762)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(4)
Common Shares, no par value	97,750	$15.00	$1,466,250	$159.97

(1)

These common shares are represented by American Depositary Shares (which we refer to as “ADSs”), each of which represents one common share of the Registrant. ADSs issuable upon deposit of the common shares registered hereby are being registered pursuant to a separate registration statement on Form F-6, as amended (File No. 333-251170)

(2)

Based on the public offering price of $15.00 per ADS. The Registrant previously registered securities at an aggregate offering price not to exceed $13,156,000 on a Registration Statement on Form F-1 (File No. 333-250762), which was declared effective on December 28, 2020 (which we refer to as the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $1,466,250 is hereby registered, which includes 12,750 common shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the Registrant previously registered on the Prior Registration Statement.

(3)	Includes the aggregate offering price of additional ADSs that the underwriters have the option to purchase.
(4)	Calculated pursuant to Rule 457(a) of the Securities Act based on an estimate of the proposed maximum aggregate offering price.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Medirom Healthcare Technologies Inc. (the “Registrant”) is filing this Registration Statement on Form F-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-250762) (the “Prior Registration Statement”), which the Commission declared effective on December 28, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of common shares represented by American Depositary Shares (“ADSs”) offered by the Registrant by 97,750 common shares represented by ADSs, including 12,750 common shares represented by ADSs that may be sold pursuant to the underwriters’ option to purchase additional ADSs. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Greenberg Traurig Tokyo Law Offices, Japanese counsel for the Registrant.

23.1	Consent of Baker Tilly US, LLP (formerly Squar Milner LLP), independent registered public accounting firm.

23.2	Consent of Greenberg Traurig Tokyo Law Offices (included in Exhibit 5.1).

24.1*	Powers of Attorney.

*  Previously filed on the signature page to the Prior Registration Statement and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the city of Tokyo, Japan on December 28, 2020.

MEDIROM HEALTHCARE TECHNOLOGIES INC

By:	/s/ Kouji Eguchi
Name: Kouji Eguchi
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 28, 2020 in the capacities indicated:

Name	Title

/s/ Kouji Eguchi	Chief Executive Officer and Representative Director
Kouji Eguchi	(Principal Executive Officer)

/s/ Fumitoshi Fujiwara	Chief Financial Officer and Director
Fumitoshi Fujiwara	(Principal Financial and Accounting Officer)

*	Director
Miki Aoki

*	Independent Director
Akira Nojima

*	Independent Director
Tomoya Ogawa

/s/ Fumitoshi Fujiwara
Fumitoshi Fujiwara Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Medirom Healthcare Technologies Inc. has signed this Registration Statement on December 28, 2020.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

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